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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................







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  News Release                                          MACKENZIE PARTNERS, INC.
                                                        156 FIFTH AVENUE
  CONTACT:                                              NEW YORK, NY 10010
  --------                                              212 929-5500
  Stanley J. Kay, Jr.                                   FAX 212 929-0308
  MACKENZIE Partners, Inc.
  (212) 929-5940

  FOR IMMEDIATE RELEASE:

              WYSER-PRATTE/SPEAR LEEDS CHARGES REXENE WITH IMPROPER
               DISCLOSURE REGARDING POTENTIAL BUYER DISCUSSIONS,
               NEW PREFERRED STOCK ISSUE AND DIRECTOR RESIGNATION.

             Rexene Intends to Issue Non-voting "Blocking" Preferred Stock to Finance Common Shares Bought in Repurchase Program

NEW YORK, NY, March 27, 1997 -- Guy Wyser-Pratte, President of Wyser-Pratte & Co., Inc. and Fred Kambeitz, a partner in the firm Spear, Leeds & Kellogg, announced today that Rexene Corporation's (NYSE: RXN) preliminary proxy statement filed with the Securities and Exchange Commission on March 25 revealed highly significant information that had been either improperly suppressed or selectively disclosed by the Company. The disclosure in question concerns discussions with four potential purchasers for the Company, the proposed issuance of "blocking" preferred stock and the resignation of longtime Rexene director Arthur Goeschel.

In its SEC filing, Rexene now for the first time discloses that: "Following the publication in late 1996 and early 1997 of the Board's position relating to bona fide proposals to acquire the Company at $16 per share, the Company was contacted by four parties that previously had not held discussions with the Company and who expressed an interest in exploring a possible acquisition of the Company. Two of the parties executed a confidentiality/standstill agreement with the Company for the purpose of conducting a due diligence review of the Company. No such party subsequently made a proposal to acquire all of the outstanding shares of Common Stock."

Mr. Wyser-Pratte and Mr. Kambeitz commented, "This egregious failure to disclose for months these discussions with potential buyers, in the midst of a consent solicitation, was obviously done to help Rexene try to stave off our call for a Special Meeting, an effort which ultimately failed, when we quickly won the support of 58% of the outstanding shares."

"Clearly, our support would have been even greater than it was if the market had known about the existence of these discussions. Furthermore, such disclosure would have positively affected the stock price, benefitting the investment of all shareholders."

"While the legality of Rexene's actions is in question," they continued, "it was obviously unethical and manipulative for Rexene to have suppressed this information for so long from the owners of the Company. Shareholders cannot make informed decisions at the

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Wyser-Pratte, Spear, Leeds
March 27, 1997
Page Two

April 30 Special Meeting without the disclosure of far more detail about these aquisition talks, including the identity of all the potential purchasers and the substance of every one of those discussions. On behalf of all shareholders, we demand the disclosure of these details in the Company's definitive proxy materials."

Rexene's preliminary proxy statement also reveals that the Company intends to issue $50 million of non-voting "blocking" preferred stock to replace the common shares purchased in the Stock Repurchase Program.

Mr. Wyser-Pratte and Mr. Kambeitz said, "Issuing 'blocking' preferred is a common anti-takeover device which will severely damage Rexene's marketability to potential buyers. While the new stock has no voting rights, it is not redeemable for five years, and its terms require that in the event of a change in control, preferred holders are automatically entitled to elect two directors."

"This feature is clearly intended to help bolster the Board's and management's entrenched position by preventing a potential buyer of the Company's from being able to control the entire Board, which will also discourage future proxy contests."

"Shareholders need not take our word alone on this matter. Mr. Goeschel's stated concerns with Rexene's vote buying tactics are ample evidence of the Board's true intention."

Specifically, Rexene's SEC filing discloses that "Following the meeting of the Rexene Board of Directors held on March 19, 1997, Arthur Goeschel resigned as a Rexene director. The stated reason for the resignation was Mr. Goeschel's opposition to the Stock Repurchase program, which Mr. Goeschel believes was implemented for the purpose of purchasing shares held by stockholders who would support the removal of Rexene's current directors at the [April 30] Special Meeting. Mr. Goeschel also expressed his opposition to borrowing funds for the purpose of financing repurchases under the program because of his personal views regarding the dangers of leverage."

Mr. Wyser-Pratte and Mr. Kambeitz said, "Mr. Goeschel's stated reason for resigning confirms the accuracy of the comment in our March 20 press release in which we said the real motivation for Rexene's buyback program is to entrench the Board and management and to prevent another defeat on April 30."

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Wyser-Pratte, Spear, Leeds
MARCH 27, 1997
Page Three

"Once again this management," they continued, "is guilty of selective disclosure, trumpeting the appointment of two new directors on March 19 but failing to disclose Mr. Goeschel's resignation, and more importantly, his reason for doing so, until this week."

"We also note," they added, "that Rexene has still failed to set a date for its Annual Meeting despite assurances to the contrary."

"It should be obvious to all shareholders by now," Mr. Wyser-Pratte and Mr. Kambeitz concluded, "that this Board and management are determined to stay in power, even if it means repeatedly breaching their fiduciary duties to shareholders. This Board cannot be trusted to give shareholders complete information about important corporate issues which directly impact the outcome of the Special Meeting as well as the value of their Rexene shares. Fortunately, shareholders will have the final word about this Board on April 30."

                                      # # #

                             PARTICIPANT INFORMATION

Mr. Wyser-Pratte owns beneficially 1,369,700 shares of Rexene common stock representing approximately 7.3% of the outstanding shares. Spear, Leeds & Kellogg owns beneficially 1,114,100 shares of common stock, representing approximately 5.9% of the outstanding shares. The nominees of Mr. Wyser-Pratte and Spear, Leeds & Kellogg for election at the special meeting to the board of directors of Rexene are Messrs. Robert C. Mauch, Jonathan R. Macey, Lawrence C. McQuade and James S. Pasman, Jr. Mr. McQuade owns beneficially 2,000 shares of Rexene common stock. Eric Longmire of Wyser-Pratte & Co.,Inc., Fred Kambeitz, George Kohl, Gregg Villany and Howard Wiesenfeld, all of Spear, Leeds & Kellogg, and Werner Goeckel are also participants. It is anticipated that Mr. Goeckel will be added to the board of directors of Rexene after the special meeting. Mr. Goeckel owns beneficially 4,200 shares of Rexene common stock.